Exhibit 99.2

INTERNET - Access www.voteproxy.com and follow the instructions or scan the QR code with your smartphone. Have this proxy card available when you access the web page. Vote online until 11:59 PM Eastern Time the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting online. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Joint Proxy Statement/Prospectus and proxy card are available at www.astproxyportal.com/ast/98867 SPECIAL MEETING OF STOCKHOLDERS OF ESQUIRE FINANCIAL HOLDINGS, INC. June 23, 2026 Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 00030300000000000000 8 062326 1. To approve the issuance of Esquire Financial Holdings, Inc. common stock to holders of Signature Bancorporation, Inc. common stock pursuant to the merger agreement. 2. To adjourn the Esquire special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Esquire share issuance proposal, or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of Esquire common stock. Note: Consummation of the merger and the other transactions contemplated by the merger agreement is conditioned on Proposal 1, but is not conditioned on Proposal 2. If this proxy is properly signed and is not revoked, the proxies will vote as specified herein or, if a choice is not specified herein or, if a choice is not specified, they will vote "FOR" the proposals set forth in Items 1 and 2, and in their discretion on the conduct of other business if properly raised. This proxy is solicited by the Board of Directors of Esquire Financial Holdings, Inc. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

Proxy for Shares of Common Stock Solicited on Behalf of

the Board of Directors for the Special Meeting of

the Shareholders of Signature Bancorporation, Inc.
to be Held on June 23, 2026

The undersigned shareholder of Signature Bancorporation, Inc. (“Signature”) hereby appoints Michael G. O’Rourke and John T. McEnroe, each with full power of substitution and power to act alone, as attorneys and proxies, for and in the name and place of the undersigned, to vote all of the shares of common stock that the undersigned would be entitled to vote if then personally present and acting at the special meeting of shareholders of Signature, to be held on Tuesday, June 23, 2026, at 4:00 p.m., Central Time (the “special meeting”), at 9450 W. Bryn Mawr, 1st Floor, Rosemont, Illinois 60018, and at any adjournments or postponements of the special meeting, upon the matters set forth in the notice of special meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

1.	Adoption and approval of the Agreement and Plan of Merger, dated as of March 11, 2026 (the “merger agreement”), by and among Esquire Financial Holdings, Inc. (“Esquire”), Esquire Merger Sub, Inc. (“Merger Sub”) and Signature, and the approval of the transactions contemplated thereby, including the merger of Merger Sub with and into Signature, and the merger of Signature with and into Esquire, with Esquire as the surviving entity (the “merger proposal”).

☐ FOR                      ☐ AGAINST                ☐ ABSTAIN

2.	Approval of one or more adjournments of the special meeting, if determined necessary or appropriate, including adjournments to permit the further solicitation of proxies in favor of the merger proposal.

☐ FOR                      ☐   AGAINST                ☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED ABOVE.

Date:

Signature of Shareholder
Name:	Title:
(See Instruction 2)
Date:

Signature of Shareholder (Joint Owner(s))
Name:	Title:
(See Instruction 2)

Instructions:

(1)	Please mark, sign and date your proxy as soon as possible and return it in the postage-paid envelope we have provided. Your proxy must be received by June 22, 2026 in order for your shares to be voted at the special meeting.

(2)	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Name(s) and Shares Owned:	__________

	Yes	No
Please indicate whether you plan to attend the special meeting on June 23, 2026 in person:	_____	_____

PLEASE RETURN SIGNED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.